EXHIBIT 2.1


                  AMENDED AND RESTATED SHARE EXCHANGE AGREEMENT

                                      AMONG

                        CHINA DIGITAL COMMUNICATION GROUP

                        GALAXY VIEW INTERNATIONAL., LTD.

                                  SHENZHEN SONO

                                       AND

  THE SHAREHOLDERS OF GALAXY VIEW INTERNATIONAL., LIMITED, LISTED ON SCHEDULE 1

                                   DATED AS OF

                                 March 22, 2006

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                                TABLE OF CONTENTS

                                                                            PAGE

INDEX OF SCHEDULES AND EXHIBITS..............................................

ARTICLE I. EXCHANGE OF SHARES.................................................1

   1.1    Agreement to Sell...................................................1
   1.2    Purchase Price......................................................1
   1.3    Mechanics of Exchange...............................................2
   1.4    No Fractional Shares................................................2

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF SONO ...........................2

   2.1    Organization and Qualification......................................3
   2.2    Subsidiaries........................................................3
   2.3    Articles of Incorporation and Bylaws................................3
   2.4    Authorization and Validity of this Agreement........................3
   2.5    No Violation........................................................4
   2.6    Capitalization and Related Matters..................................4
   2.7    Compliance with Laws and Other Instruments..........................5
   2.8    Certain Proceedings.................................................6
   2.9    No Brokers or Finders...............................................6
   2.10   Title to and Condition of Properties................................6
   2.11   Absence of Undisclosed Liabilities..................................7
   2.12   Changes.............................................................7
   2.13   Material Contracts..................................................8
   2.14   Tax Returns and Audits..............................................9
   2.15   Material Assets. 10

   2.16   Insurance Coverage.................................................10
   2.17   Litigation; Orders.................................................11
   2.18   Licenses...........................................................11
   2.19   Interested Party Transactions......................................11
   2.20   Governmental Inquiries.............................................12
   2.21   Bank Accounts and Safe Deposit Boxes...............................12
   2.22   Intellectual Property..............................................12
   2.23   Stock Option Plans; Employee Benefits..............................12
   2.24   Employee Matters 13

   2.25   Environmental and Safety Matters...................................13
   2.26   Material Customers.................................................14
   2.27   Inventories........................................................14
   2.28   Money Laundering Laws..............................................14
   2.29   Disclosure.........................................................15
   2.30   Finders and Brokers................................................15


                                       i

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                                                                            PAGE

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF CHID..........................16

   3.1    Organization; Good Standing........................................16
   3.2    CHID Common Stock and Preferred Stock .............................16
   3.3    Authority; Binding Nature of Agreements............................16
   3.4    Non-Contravention; Consents........................................17
   3.5    Finders and Brokers................................................18
   3.6    Reports and Financial Statements; Absence of Certain Changes.......18
   3.7    Compliance with Applicable Law.....................................19
   3.8    Complete Copies of Requested Reports...............................19
   3.9    Full Disclosure....................................................19

ARTICLE IV. COVENANTS OF SONO............................................... 19

   4.1    Access and Investigation...........................................19
   4.2    Operation of Business..............................................20
   4.3    Filings and Consents; Cooperation..................................21
   4.4    Notification; Updates to Disclosure Schedules......................22
   4.5    Commercially Reasonable Efforts....................................23
   4.6    Confidentiality; Publicity.........................................23

ARTICLE V. COVENANTS OF CHID.................................................23

   5.1    Notification.......................................................23
   5.2    Filings and Consents; Cooperation..................................24
   5.3    Commercially Reasonable Efforts....................................24
   5.4    Disclosure of Confidential Information.............................24
   5.5    Indemnification....................................................25

ARTICLE VI. CLOSING CONDITIONS OF CHID.......................................27

   6.1    Accuracy of Representations and Warranties.........................27
   6.2    Additional Conditions to Closing...................................27
   6.3    Performance of Agreements..........................................28
   6.4    Consents...........................................................28
   6.5    No Material Adverse Change.........................................28
   6.6     SONO Closing Certificates.........................................28
   6.7    Transactional Agreements...........................................28
   6.8    Resignation of Directors and Officers..............................29
   6.9    Delivery of Stock Certificates, Minute Book and Corporate Seal.....29

ARTICLE VII. CLOSING CONDITIONS OF THE SHAREHOLDERS..........................29

   7.1    Accuracy of Representations and Warranties.........................29
   7.2    Additional Conditions to Closing...................................29
   7.3    CHID Closing Certificates..........................................30
   7.4    No Material Adverse Change.........................................30


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                                                                            PAGE

   7.5    Performance of Agreements..........................................30
   7.6    Consents...........................................................30
   7.7    Registration Rights Agreement......................................30
   7.8    CHID Stock.........................................................31

ARTICLE VIII. FURTHER ASSURANCES.............................................31

ARTICLE IX. TERMINATION .....................................................31

   9.1    Termination........................................................31
   9.2    Termination Procedures.............................................32
   9.3    Effect of Termination..............................................32

ARTICLE X. MISCELLANEOUS ....................................................33

   10.1   Survival of Representations and Warranties.........................33
   10.2   Expenses...........................................................33
   10.3   Entire Agreement...................................................33
   10.4   Counterparts ......................................................33
   10.5   Descriptive Headings...............................................33
   10.6   Notices............................................................34
   10.7   Choice of Law .....................................................34
   10.8   Binding Effect; Benefits...........................................34
   10.9   Assign ability ....................................................35
   10.10  Waiver and Amendment...............................................35
   10.11  Attorneys' Fees....................................................35
   10.12  Severability.......................................................35
   10.13  Construction.......................................................35



COUNTERPART   SIGNATURE  PAGE  SHARE  EXCHANGE  AGREEMENT  AMONG  CHINA  DIGITAL
COMMUNICATION GROUP, GALAXY VIEW INTERNATIONAL LTD ., SHENZHEN SONO AND THE SHAREHOLDERS NAMED THEREIN 1

                                       iii

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                         INDEX OF SCHEDULES AND EXHIBITS

Exhibits:

A. Certain Definitions

B. Form of Registration Rights Agreement

Schedules:

1. Shareholders of GALAXY VIEW INTERNATIONAL LTD. and Shenzhen Sono

2. GALAXY VIEW INTERNATIONAL LTD and Shenzhen Sono Disclosure Schedule

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                  AMENDED AND RESTATED SHARE EXCHANGE AGREEMENT

THIS AMENDED RESTATED SHARE EXCHANGE AGREEMENT (the "AGREEMENT") dated as of March 22, 2006, is entered into by and among CHINA DIGITAL COMMUNICATION GROUP, a Nevada corporation ("CHID"), GALAXY VIEW INTERNATIONAL LTD, a BVI Corporation, Shenzhen Sono a Shenzhen corporation in China (Suno), and the shareholders of GALAXY VIEW INTERNATIONAL LTD listed on Schedule 1 to this Agreement (each, a "SHAREHOLDER" and, collectively, the "SHAREHOLDERS").

                                    RECITALS

A. The Shareholders own the number of shares of capital stock in GALAXY VIEW INTERNATIONAL LTD (the "SHARES") set forth opposite each Shareholder's name on
Schedule 1, which Shares collectively constitute all of the issued and outstanding shares of capital stock in GALAXY VIEW INTERNATIONAL LTD.

B. GALAXY VIEW INTERNATIONAL LTD is a holding company and the sole shareholder of Suno. GALAXY VIEW INTERNATIONAL LTD's sole assets are its shareholdings in Suno.

C. CHID, Suno, Galaxy and the Shareholders entered into a Share Exchange Agreement, dated March 21, 2006 (the "Original Agreement") pursuant to which CHID agreed to purchase from the Shareholders, and the Shareholders agreed to sell to CHID, the Shares in exchange for shares of CHID Preferred Stock (the "Exchange").

D. As a result of the Exchange, CHID will become the sole shareholder of GALAXY VIEW INTERNATIONAL LTD, and through GALAXY VIEW INTERNATIONAL LTD, will own all of the issued and outstanding stock of SUNO.

E. The parties desire to amend and restate the Original Agreement on the terms and subject to the conditions set forth in this Agreement.

E. Certain capitalized terms used in this Agreement are defined on Exhibit

                                    AGREEMENT

In consideration of the agreements, provisions and covenants set forth below, CHID, GALAXY VIEW INTERNATIONAL LTD, the Shareholders and SUNO, hereby agree as follows:

                                   ARTICLE I.

                               EXCHANGE OF SHARES

1.1 AGREEMENT TO SELL.

Upon the terms and subject to all of the conditions contained herein, each of the Shareholders hereby agrees to sell, assign, transfer and deliver to CHID, and CHID hereby agrees to purchase and accept from each of the Shareholders, on the Closing Date, the Shares.

1.2 PURCHASE PRICE.

As full consideration for the sale, assignment, transfer and delivery of the Shares by the Shareholders to CHID, and upon the terms and subject to all of the conditions contained herein, CHID shall issue to the Shareholders 7,575,757 shares of 5 years RESTRICTED CHID PREFERRED STOCK (the "ACQUISITION SHARES") at $0.66 per share and pay cash of $3,000,000 and 37,878,785 shares, 5 times of the acquisitions shares received, of voting rights to the Shareholders. The parties understand and acknowledge that such exchange is based upon an approximate valuation of CHID at US $8,000,000and SONO at US$8,000,000

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1.3 MECHANICS OF EXCHANGE.

(a) At the Closing, each Shareholder shall be entitled to surrender the certificate or certificates that immediately prior to the Closing represented the GALAXY VIEW INTERNATIONAL LTD Common Stock (the "CERTIFICATES") to the exchange agent designated by CHID in exchange for the Acquisition Shares.

(b) Promptly after the Closing, CHID or its designated exchange agent shall make available to each Shareholder a letter of transmittal and instructions for use in effecting the surrender of Certificates in exchange for the Acquisition Shares. Upon surrender of a Certificate to such exchange agent together with the letter of transmittal, duly executed, the Shareholder shall be entitled to receive in exchange therefore such number of Acquisition Shares as such Shareholder has the right to receive in respect of the Certificate so surrendered pursuant to the provisions of this Article I.

1.4 NO FRACTIONAL SHARES.

No fraction of a share of CHID Preferred Stock shall be issued in the Exchange. In lieu of fractional shares, the Shareholders upon surrender of their Certificates as set forth in Section 1.3 shall be paid an amount in cash, without interest, rounded to the nearest cent, determined by multiplying the fractional interest to which such Shareholder would otherwise be entitled by the Average CHID Stock Price as of $0.60 per share agreed by all parties.

1.5 CLOSING.

The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place in Shenzhen at 9:00 a.m., local time, on or before ____, 2006 (the "CLOSING DATE"); provided, however, that if all of the other conditions set forth in Articles VI and VII hereof are not satisfied or waived, unless this agreement has been terminated under Section 9 hereof, or at such date, the Closing Date shall be the business day following the day on which all such conditions have been satisfied or waived, or at such other date, time and place as CHID and GALAXY VIEW INTERNATIONAL LTD, SONO and the Shareholders shall agree.

                                   ARTICLE II.

                     REPRESENTATIONS AND WARRANTIES OF SONO

Except as set forth in the Disclosure Schedule attached hereto provided by GALAXY VIEW INTERNATIONAL LTD and SONO (the "GALAXY VIEW INTERNATIONAL LTD AND SONO DISCLOSURE SCHEDULE"), the parts of which are numbered to correspond to the section numbers of this Agreement, each of GALAXY VIEW INTERNATIONAL LTD, SONO and the Shareholders represents and warrants jointly and severally to CHID as follows:

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2.1 ORGANIZATION AND QUALIFICATION.

Each of GALAXY VIEW INTERNATIONAL LTD and SONO is duly incorporated, validly and in good standing existing under the laws of BVI and China, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and as contemplated to be conducted, to own, hold and operate its properties and assets as now owned, held and operated by it, to enter into this Agreement, to carry out the provisions hereof except where the failure to be in good standing or to have such governmental licenses, authorizations, consents and approvals will not, in the aggregate, either (i) have a Material Adverse Effect on the business, assets or financial condition of GALAXY VIEW INTERNATIONAL LTD or SUNO, or (ii) impair the ability of GALAXY VIEW INTERNATIONAL LTD or SONO to perform its material obligations under this Agreement. Each of GALAXY VIEW INTERNATIONAL LTD and SONO is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased requires such qualification, licensing or domestication, except where the failure to be so qualified, licensed or domesticated will not have a Material Adverse Effect. Set forth on Part 2.1 of the GALAXY VIEW INTERNATIONAL LTD and SONO Disclosure Schedule is a list of those jurisdictions in which each of GALAXY VIEW INTERNATIONAL LTD and SONO presently conducts its business, owns, holds and operates its properties and assets.

2.2 SUBSIDIARIES.

GALAXY VIEW INTERNATIONAL LTD and SONO do not own directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise. GALAXY VIEW INTERNATIONAL LTD and SONO do not have any direct or indirect interests of stock ownership or otherwise in any corporation, partnership, joint venture, firm, association or business enterprise, and is not party to any agreement to acquire such an interest.

2.3 ARTICLES OF INCORPORATION AND BYLAWS.

The copies of the Articles of Incorporation and bylaws of each of GALAXY VIEW INTERNATIONAL LTD or SONO (collectively, the "ORGANIZATIONAL DOCUMENTS") that have been delivered to CHID prior to the execution of this Agreement are true and complete and have not been amended or repealed. GALAXY VIEW INTERNATIONAL LTD and SONO are not in violation or breach of any of the provisions of the Organizational Documents, except for such violations or breaches which, in the aggregate, will not have a Material Adverse Effect on GALAXY VIEW INTERNATIONAL LTD or SUNO.

2.4 AUTHORIZATION AND VALIDITY OF THIS AGREEMENT.

This Agreement and each of the Transaction Agreements constitute the legal, valid and binding obligation of each person or entity who is a party thereto (other than CHID), enforceable against each such person or entity in accordance with its terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally. Each of GALAXY VIEW INTERNATIONAL LTD, the Shareholders and SONO has all requisite legal capacity to execute and deliver this Agreement and the Transaction Agreements to which he or she is a party, and to perform its, his or her obligations hereunder and thereunder. The execution and delivery by each of GALAXY VIEW INTERNATIONAL LTD, SONO and each Shareholders of this Agreement and the Transaction Agreements (to the extent either is a party thereto), and the consummation of the transactions contemplated herein and therein (the "Transactions") have been authorized by all necessary corporate or other action on the part of GALAXY VIEW INTERNATIONAL LTD, SONO and each of the Shareholders. This Agreement and the Transaction Agreements have been duly executed and delivered by the parties thereto (other than CHID).

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2.5 NO VIOLATION.

Neither the execution nor delivery of this Agreement or the Transaction Agreements, nor the consummation or performance of any of the Transactions by GALAXY VIEW INTERNATIONAL LTD, SONO or the Shareholders will directly or indirectly:

(i) violate or conflict with any provision of the Organizational Documents of SONO or GALAXY VIEW INTERNATIONAL LTD; (B) result in (with or without notice or lapse of time) a violation or breach of, or conflict with or constitute a default or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or require notice under, any agreement, promissory note, lease, instrument or arrangement to which GALAXY VIEW INTERNATIONAL LTD or SONO or any of its assets are bound or result in the creation of any Liens upon GALAXY VIEW INTERNATIONAL LTD or SONO or any of its assets; (C) violate any order, writ, judgment, injunction, ruling, award or decree of any Governmental Body; ("Governmental Body"); (D) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation that relates to the Shareholders, GALAXY VIEW INTERNATIONAL LTD or SONO or any of the assets of GALAXY VIEW INTERNATIONAL LTD or SUNO; or (E) result in cancellation, modification, revocation or suspension of any permits, licenses, registrations, consents, approvals, authorizations or certificates issued or granted by any Governmental Body which are held by or granted to the Shareholders, GALAXY VIEW INTERNATIONAL LTD or SONO or which are necessary for the conduct of GALAXY VIEW INTERNATIONAL LTD's or SUNO's business; or

(ii) to the knowledge of GALAXY VIEW INTERNATIONAL LTD, SONO or any of the Shareholders, cause GALAXY VIEW INTERNATIONAL LTD or SONO to become subject to, or to become liable for the payment of, any Tax (as hereinafter defined) or cause any of the assets owned by GALAXY VIEW INTERNATIONAL LTD or SONO to be reassessed or revalued by any taxing authority or other Governmental Body.

None of GALAXY VIEW INTERNATIONAL LTD, SONO or the Shareholders is or will be required to give any notice to or obtain any approval, consent, ratification, waiver or other authorization (a "Consent") from any person or entity (including, without limitation, any Governmental Body) in connection with (i) the execution and delivery of this Agreement or any of the Transaction Agreements, or (ii) the consummation or performance of any of the Transactions.

2.6 CAPITALIZATION AND RELATED MATTERS.

(a) Capitalization. The registered capital stock of GALAXY VIEW INTERNATIONAL LTD consists of _____ and SONO consists of RMB _______ in fully-paid shares. Except as set forth in the preceding sentence, no other class of capital stock or other security of GALAXY VIEW INTERNATIONAL LTD or SONO is authorized, issued, reserved for issuance or outstanding. The Shareholders, as of the Closing Date, are the lawful, record and beneficial owners of the number of GALAXY VIEW INTERNATIONAL LTD Common Stock set forth opposite each Seller's name on Schedule 1 attached hereto. GALAXY VIEW INTERNATIONAL LTD, as of the Closing Date, is the lawful, record and beneficial owner of all of the issued and outstanding shares of SONO Common Stock. The Shareholders have, as of the date hereof and as of the Closing Date, valid and marketable title to their respective Shares, free and clear of all Liens (including, without limitation, any claims of spouses under applicable community property laws) and are the lawful, record and beneficial owners of all of the Shares. Except as is issued to and held by the Shareholders or GALAXY VIEW INTERNATIONAL LTD, no other class of capital stock or other security of GALAXY VIEW INTERNATIONAL LTD or SUNO, as applicable, is authorized, issued, reserved for issuance or outstanding. At the Closing, CHID will be vested with good and marketable title to the Shares, free and clear of all Liens (including, without limitation, any claims of spouses under applicable community property laws). No legend or other reference to any purported Lien appears upon any certificate representing the Shares. Each of the Shares has been duly authorized and validly issued and is fully paid and nonassessable. None of the outstanding capital or other securities of GALAXY VIEW INTERNATIONAL LTD or SONO was issued, redeemed or repurchased in violation of the Securities Act of 1933, as amended (the "Securities Act"), or any other securities or "blue sky" laws.

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(b) No Redemption Requirements. There are no authorized or outstanding options, warrants, equity securities, calls, rights, commitments or agreements of any character by which GALAXY VIEW INTERNATIONAL LTD, SONO or any of the Shareholders is obligated to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or other securities of GALAXY VIEW INTERNATIONAL LTD or SUNO. There are no outstanding contractual obligations (contingent or otherwise) of GALAXY VIEW INTERNATIONAL LTD or SONO to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, GALAXY VIEW INTERNATIONAL LTD or SONO or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

2.7 COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS.

Except as would not have a Material Adverse Effect, the business and operations of GALAXY VIEW INTERNATIONAL LTD and SONO have been and are being conducted in accordance with all applicable foreign, federal, provincial and local laws, rules and regulations and all applicable orders, injunctions, decrees, writs, judgments, determinations and awards of all courts and governmental agencies and instrumentalities. There are no permits, bonuses, registrations, consents, approvals, authorizations, certificates, or any waiver of the foregoing, which are required to be issued or granted by a Governmental Body for the conduct of the Business as presently conducted or the ownership of the assets of GALAXY VIEW INTERNATIONAL LTD and SUNO. Except as would not have a Material Adverse Effect, each of GALAXY VIEW INTERNATIONAL LTD or SONO is not, and has not received notice alleging that it is, in violation of, or (with or without notice or lapse of time or both) in default under, or in breach of, any term or provision of the Organizational Documents or of any indenture, loan or credit agreement, note, deed of trust, mortgage, security agreement or other material agreement, lease, license or other instrument, commitment, obligation or arrangement to which GALAXY VIEW INTERNATIONAL LTD or SONO is a party or by which any of GALAXY VIEW INTERNATIONAL LTD's or SUNO's properties, assets or rights are bound or affected. To the knowledge of GALAXY VIEW INTERNATIONAL LTD and SUNO, no other party to any material contract, agreement, lease, license, commitment, instrument or other obligation to which GALAXY VIEW INTERNATIONAL LTD or SONO is a party is (with or without notice or lapse of time or both) in default thereunder or in breach of any term thereof. Each of GALAXY VIEW INTERNATIONAL LTD and SONO is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of GALAXY VIEW INTERNATIONAL LTD or SUNO, any event or circumstance relating to GALAXY VIEW INTERNATIONAL LTD or SONO that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits GALAXY VIEW INTERNATIONAL LTD or SONO from entering into this Agreement and the Transaction Agreements or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement, the Transaction Agreements or the consummation of the Transactions contemplated hereby or thereby.

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2.8 CERTAIN PROCEEDINGS.

There are no outstanding or pending Proceeding that has been commenced against or involving GALAXY VIEW INTERNATIONAL LTD or SONO or any of its assets and, to the knowledge of GALAXY VIEW INTERNATIONAL LTD or SONO and the Shareholders, no matters of the foregoing nature are contemplated or threatened. None of GALAXY VIEW INTERNATIONAL LTD, SONO or the Shareholders have been charged with, and is not threatened with, or under any investigation with respect to, any allegation concerning any violation of any provision of any federal, provincial, local or foreign law, regulation, ordinance, order or administrative ruling, and is not in default with respect to any order, writ, injunction or decree of any Governmental Body.

2.9 NO BROKERS OR FINDERS.

None of GALAXY VIEW INTERNATIONAL LTD, SUNO, the Shareholders, or any officer, director, independent contractor, consultant, agent or employee of GALAXY VIEW INTERNATIONAL LTD or SONO has agreed to pay, or has taken any action that will result in any person or entity becoming obligated to pay or entitled to receive, any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the Transactions. GALAXY VIEW INTERNATIONAL LTD, SONO and the Shareholders shall jointly and severally indemnify and hold CHID harmless against any liability or expense arising out of, or in connection with, any such claim.

2.10 TITLE TO AND CONDITION OF PROPERTIES.

Each of GALAXY VIEW INTERNATIONAL LTD and SONO has good, valid and marketable title to all of its properties and assets (whether real, personal or mixed, and whether tangible or intangible) reflected as owned in its books and records, free and clear of all Liens. Each of GALAXY VIEW INTERNATIONAL LTD and SONO owns or holds under valid leases or other rights to use all real property, plants, machinery, equipment and all assets necessary for the conduct of its business as presently conducted, except where the failure to own or hold such property, plants, machinery, equipment and assets would not have a Material Adverse Effect on GALAXY VIEW INTERNATIONAL LTD or SUNO. No Person other than GALAXY VIEW INTERNATIONAL LTD or SONO owns or has any right to the use or possession of the assets used in GALAXY VIEW INTERNATIONAL LTD's or SUNO's business. The material buildings, plants, machinery and equipment necessary for the conduct of the business of GALAXY VIEW INTERNATIONAL LTD or SONO as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put or would be put in the Ordinary Course of Business, in each case, taken as a whole, and none of such buildings, plants, machinery or equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

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2.11 ABSENCE OF UNDISCLOSED LIABILITIES.

GALAXY VIEW INTERNATIONAL LTD and SONO have no debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether asserted or unasserted, whether due or to become due, whether or not known to GALAXY VIEW INTERNATIONAL LTD or SUNO) arising out of any transaction entered into prior to the Closing Date or any act or omission prior to the Closing Date which individually or taken together would constitute a Material Adverse Effect on GALAXY VIEW INTERNATIONAL LTD or SONO and have no debt, obligation or liability to each other or any of the Shareholders or their affiliates, except to the extent specifically set forth on or reserved against on the Balance Sheet of GALAXY VIEW INTERNATIONAL LTD or SUNO.

The financial statements are consistent with the books and records of SONO and GALAXY VIEW INTERNATIONAL LTD and fairly present in all material respects the financial condition, assets and liabilities of GALAXY VIEW INTERNATIONAL LTD and SUNO, as applicable, taken as a whole, as of the dates and periods indicated, and were prepared in accordance with GAAP (except as otherwise indicated therein or in the notes thereto).

2.12 CHANGES.

  Neither GALAXY VIEW INTERNATIONAL LTD nor SONO has, since February 14, 2006:

(a) Ordinary Course of Business. Conducted its business or entered into any transaction other than in the Ordinary Course of Business, except for this Agreement.

(b) Adverse Changes. Suffered or experienced any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects which would have a Material Adverse Effect;

(c) Loans. Made any loans or advances to any Person other than travel advances and reimbursement of expenses made to employees, officers and directors in the Ordinary Course of Business;

(d) Compensation and Bonuses. Made any payments of any bonuses or compensation other than regular salary payments, or increase in the salaries, or payment on any of its debts in the Ordinary Course of Business, to any of its shareholders, directors, officers, employees, independent contractors or consultants or entry into by it of any employment, severance, or similar contract with any director, officer, or employee, independent contractor or consultant; Adopted, or increased in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any of its employees;

(e) Liens. Created or permitted to exist any Lien on any of its properties or assets other than Permitted Liens;

(f) Capital Stock. Issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to acquire any shares of its capital stock or any other of its securities or any Equity Security, or altered the term of any of its outstanding securities or made any change in its outstanding shares of capital stock or its capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise; changed its authorized or issued capital stock; granted any stock option or right to purchase shares of its capital stock; issued any security convertible into any of its capital stock; granted any registration rights with respect to shares of its capital stock; purchased, redeemed, retired, or otherwise acquired any shares of its capital stock; declared or paid any dividend or other distribution or payment in respect of shares of capital stock of any other entity;

(g) Dividends. Declared, set aside, made or paid any dividend or other distribution to any of its shareholders;

(h) Material Contracts. Terminated or modified any of its Material Contract except for termination upon expiration in accordance with the terms of such agreements, a description of which is included in the GALAXY VIEW INTERNATIONAL LTD and SUNO's Disclosure Schedule;

(i) Claims. Released, waived or cancelled any claims or rights relating to or affecting GALAXY VIEW INTERNATIONAL LTD or SONO in excess of $10,000 in the aggregate or instituted or settled any Proceeding involving in excess of $10,000 in the aggregate;

(j) Discharged Liabilities. Paid, discharged, cancelled, waived or satisfied any claim, obligation or liability in excess of $10,000 in the aggregate, except for liabilities incurred prior to the date of this Agreement in the Ordinary Course of Business;

(k) Indebtedness. Created, incurred, assumed or otherwise become liable for any Indebtedness or commit to any endeavor involving a commitment in excess of $10,000 in the aggregate, other than contractual obligations incurred in the Ordinary Course of Business;

(l) Guarantees. Guaranteed or endorsed in a material amount any obligation or net worth of any Person;

(m) Acquisitions. Acquired the capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other Person;

(n) Accounting. Changed its method of accounting or the accounting principles or practices utilized in the preparation of its financial statements, other than as required by GAAP;

(o) Agreements. Entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

2.13 MATERIAL CONTRACTS.

Each of GALAXY VIEW INTERNATIONAL LTD and SONO has delivered to CHID, prior to the date of this Agreement, true, correct and complete copies of each of its Material Contracts.

(a) No Defaults. The Material Contracts of each of GALAXY VIEW INTERNATIONAL LTD and SONO are valid and binding agreements of SONO and GALAXY VIEW INTERNATIONAL LTD, as applicable, and are in full force and effect and are enforceable in accordance with their terms. Except as would not have a Material Adverse Effect, GALAXY VIEW INTERNATIONAL LTD and SONO are not in breach or default of any of its Material Contracts to which it is a party and, to the knowledge of GALAXY VIEW INTERNATIONAL LTD and SUNO, no other party to any of its Material Contracts is in breach or default thereof. Except as would not have a Material Adverse Effect, no event has occurred or circumstance has existed that (with or without notice or lapse of time) would (a) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any of its Material Contracts or (b) permit GALAXY VIEW INTERNATIONAL LTD, SONO or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any of its Material Contracts. GALAXY VIEW INTERNATIONAL LTD and SONO have not received any notice and have no knowledge of any pending or threatened cancellation, revocation or termination of any of its Material Contracts to which it is a party, and there are no renegotiations of, or attempts to renegotiate.

2.14 TAX RETURNS AND AUDITS.

(a) Tax Returns. (a) All material Tax Returns required to be filed by or on behalf of GALAXY VIEW INTERNATIONAL LTD or SONO have been timely filed and all such Tax Returns were (at the time they were filed) and are true, correct and complete in all material respects; (b) all Taxes of GALAXY VIEW INTERNATIONAL LTD and SONO required to have been paid (whether or not reflected on any Tax Return) have been fully and timely paid, except those Taxes which are presently being contested in good faith or for which an adequate reserve for the payment of such Taxes has been established on SONO Balance Sheet or GALAXY VIEW INTERNATIONAL LTD's balance sheet; (c) no waivers of statutes of limitation have been given or requested with respect to GALAXY VIEW INTERNATIONAL LTD or SONO in connection with any Tax Returns covering GALAXY VIEW INTERNATIONAL LTD or SONO or with respect to any Taxes payable by it; (d) no Governmental Body in a jurisdiction where GALAXY VIEW INTERNATIONAL LTD or SONO does not file Tax Returns has made a claim, assertion or threat to GALAXY VIEW INTERNATIONAL LTD or SONO that GALAXY VIEW INTERNATIONAL LTD or SONO is or may be subject to taxation by such jurisdiction; (e) each of GALAXY VIEW INTERNATIONAL LTD and SONO has duly and timely collected or withheld, paid over and reported to the appropriate Governmental Body all amounts required to be so collected or withheld for all periods under all applicable laws; (f) there are no Liens with respect to Taxes on the property or assets of GALAXY VIEW INTERNATIONAL LTD and SONO other than Permitted Liens; (g) there are no Tax rulings, requests for rulings, or closing agreements relating to GALAXY VIEW INTERNATIONAL LTD or SONO for any period (or portion of a period) that would affect any period after the date hereof; and (h) any adjustment of Taxes of GALAXY VIEW INTERNATIONAL LTD or SONO made by a Governmental Body in any examination that GALAXY VIEW INTERNATIONAL LTD or SONO is required to report to the appropriate provincial, local or foreign taxing authorities has been reported, and any additional Taxes due with respect thereto have been paid. No state of fact exists or has existed which would constitute ground for the assessment of any tax liability by any Governmental Body. All Tax Returns filed by GALAXY VIEW INTERNATIONAL LTD and SONO are true, correct and complete.

(b) No Adjustments, Changes. Neither GALAXY VIEW INTERNATIONAL LTD, SONO nor any other Person on behalf of GALAXY VIEW INTERNATIONAL LTD or SONO (a) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of provincial, local or foreign law; or (b) has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of provincial, local or foreign law.

(c) No Disputes. There is no pending audit, examination, investigation, dispute, proceeding or claim with respect to any Taxes of or Tax Return filed or required to be filed by GALAXY VIEW INTERNATIONAL LTD or SUNO, nor is any such claim or dispute pending or contemplated. Each of GALAXY VIEW INTERNATIONAL LTD and SONO has made available to CHID true, correct and complete copies of all Tax Returns, examination reports and statements of deficiencies assessed or asserted against or agreed to by GALAXY VIEW INTERNATIONAL LTD or SONO since January 1, 2001, and any and all correspondence with respect to the foregoing. GALAXY VIEW INTERNATIONAL LTD and SONO do not have any outstanding closing agreement, ruling request, request for consent to change a method of accounting, subpoena or request for information to or from a Governmental Body in connection with any Tax matter.

(d) No Tax Allocation, Sharing. GALAXY VIEW INTERNATIONAL LTD and SONO are not a party to any Tax allocation or sharing agreement. Other than with respect to the Tax Group of which GALAXY VIEW INTERNATIONAL LTD or SONO is the common parent, GALAXY VIEW INTERNATIONAL LTD and SONO (a) have not been a member of a Tax Group filing a consolidated income Tax Return under Section 1501 of the Code (or any similar provision of provincial, local or foreign law), and (b) do not have any liability for Taxes for any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of provincial, local or foreign law) as a transferee or successor, by contract or otherwise.

2.15 MATERIAL ASSETS.

The financial statements of GALAXY VIEW INTERNATIONAL LTD and SONO reflect the material properties and assets (real and personal) owned or leased by them.

2.16 INSURANCE COVERAGE.

Each of GALAXY VIEW INTERNATIONAL LTD and SONO has made available to CHID, prior to the date of this Agreement, true, correct and complete copies of all insurance and general liability policies maintained by GALAXY VIEW INTERNATIONAL LTD and SONO on their properties and assets all claims made under any such current or prior insurance policies. All of such policies (a) taken together, provide adequate insurance coverage for the properties, assets and operations of GALAXY VIEW INTERNATIONAL LTD and SONO for all risks normally insured against by a Person carrying on the same business as GALAXY VIEW INTERNATIONAL LTD or SUNO, and (b) are sufficient for compliance with all applicable Laws and Material Contracts of GALAXY VIEW INTERNATIONAL LTD and SUNO. All of such policies are valid, outstanding and in full force and effect and, by their express terms, will continue in full force and effect following the consummation of the transactions contemplated by this Agreement. Except as set forth on Schedule 3.19, GALAXY VIEW INTERNATIONAL LTD and SONO have not received and has no knowledge of (a) any refusal of coverage or any written notice that a defense will be afforded with reservation of rights, or (b) any notice of cancellation or any other indication in writing or otherwise that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder. All premiums due on such insurance policies on or prior to the date hereof have been paid. There are no, and GALAXY VIEW INTERNATIONAL LTD, SONO and the Shareholders have no knowledge of any circumstances or facts which, with or without notice of lapse of time or both would lead to any: (i) pending or threatened claims with respect to GALAXY VIEW INTERNATIONAL LTD or SONO or their properties or assets under any such insurance policies; (ii) claims as to which the insurers have notified GALAXY VIEW INTERNATIONAL LTD or SONO that they intend to deny liability; and (iii) existing defaults on the part of GALAXY VIEW INTERNATIONAL LTD or SONO under any such insurance policies.

2.17 LITIGATION; ORDERS.

There is no Proceeding (whether federal, provincial, local or foreign) pending or, to the knowledge of GALAXY VIEW INTERNATIONAL LTD or SUNO, threatened or appealable against or affecting GALAXY VIEW INTERNATIONAL LTD or SONO or any of its properties, assets, business or employees. To the knowledge of GALAXY VIEW INTERNATIONAL LTD or SUNO, there is no fact that might result in or form the basis for any such Proceeding. GALAXY VIEW INTERNATIONAL LTD and SONO are not subject to any Orders and have not received any written opinion or memorandum or legal advice from their legal counsel to the effect that GALAXY VIEW INTERNATIONAL LTD or SONO is exposed, from a legal standpoint, to any liability which would be material to its business. GALAXY VIEW INTERNATIONAL LTD and SONO are not engaged in any legal action to recover monies due it or for damages sustained by any of them.

2.18 LICENSES.

Except as would not have a Material Adverse Effect, each of GALAXY VIEW INTERNATIONAL LTD and SONO possesses from the appropriate Governmental Body all licenses, permits, authorizations, approvals, franchises and rights that are necessary for it to engage in its business as currently conducted and to permit it to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets (collectively, "PERMITS"). Except as would not have a Material Adverse Effect, GALAXY VIEW INTERNATIONAL LTD and SONO have not received any written notice from any Governmental Body or other Person that there is lacking any license, permit, authorization, approval, franchise or right necessary for GALAXY VIEW INTERNATIONAL LTD or SONO to engage in its business as currently conducted and to permit GALAXY VIEW INTERNATIONAL LTD or SONO to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets. Except as would not have a Material Adverse Effect, the Permits are valid and in full force and effect. Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that may (with or without notice or lapse of time): (a) constitute or result, directly or indirectly, in a violation of or a failure to comply with any Permit; or (b) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Permit. Neither GALAXY VIEW INTERNATIONAL LTD or SONO has received any written notice from any Governmental Body or any other Person regarding: (a) any actual, alleged, possible or potential contravention of any Permit; or (b) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any Permit. All applications required to have been filed for the renewal of such Permits have been duly filed on a timely basis with the appropriate Persons, and all other filings required to have been made with respect to such Permits have been duly made on a timely basis with the appropriate Persons. All Permits are renewable by their terms or in the Ordinary Course of Business without the need to comply with any special qualification procedures or to pay any amounts other than routine fees or similar charges, all of which have, to the extent due, been duly paid.

2.19 INTERESTED PARTY TRANSACTIONS.

No officer, director or shareholder of GALAXY VIEW INTERNATIONAL LTD, SONO or any Affiliate, Related Person or "associate" (as such term is defined in Rule 405 of the Commission under the Securities Act) of any such Person, either directly or indirectly, (1) has an interest in any Person which (a) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by GALAXY VIEW INTERNATIONAL LTD or SUNO, or (b) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish GALAXY VIEW INTERNATIONAL LTD or SONO any goods or services; (2) has a beneficial interest in any contract or agreement to which GALAXY VIEW INTERNATIONAL LTD or SONO is a party or by which it may be bound or affected; or
(3) is a party to any material agreements, contracts or commitments in effect as of the date hereof with GALAXY VIEW INTERNATIONAL LTD or SUNO. "Related Person" means: (i) with respect to a particular individual, the individual's immediate family which shall include the individual's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, and brothers and sisters-in-law; and (ii) with respect to a specified individual or entity, any entity or individual that, directly or indirectly, controls, is controlled by, or is under common control with such specified entity or individual.

2.20 GOVERNMENTAL INQUIRIES.

Each of GALAXY VIEW INTERNATIONAL LTD and SONO has made available to CHID a copy of each material written inspection report, questionnaire, inquiry, demand or request for information received by GALAXY VIEW INTERNATIONAL LTD or SONO from (and the response of GALAXY VIEW INTERNATIONAL LTD or SONO thereto), and each material written statement, report or other document filed by GALAXY VIEW INTERNATIONAL LTD or SONO with, any Governmental Body since January 1, 2003.

2.21 BANK ACCOUNTS AND SAFE DEPOSIT BOXES.

Part 2.22 of the GALAXY VIEW INTERNATIONAL LTD and SONO Disclosure Schedule discloses the title and number of each bank or other deposit or financial account, and each lock box and safety deposit box used by GALAXY VIEW INTERNATIONAL LTD or SUNO, the financial institution at which that account or box is maintained and the names of the persons authorized to draw against the account or otherwise have access to the account or box, as the case may be.

2.22 INTELLECTUAL PROPERTY.

Any Intellectual Property GALAXY VIEW INTERNATIONAL LTD or SONO uses in its business as presently conducted is owned by GALAXY VIEW INTERNATIONAL LTD or SONO or properly licensed.

2.23 STOCK OPTION PLANS; EMPLOYEE BENEFITS.

(a) Set forth on Part 2.23 of the GALAXY VIEW INTERNATIONAL LTD and SONO Disclosure Schedule is a complete list of all stock option plans providing for the grant by GALAXY VIEW INTERNATIONAL LTD or SONO of stock options to directors, officers or employees. All such stock option plans are Approved Plans.

(b) Except as set forth on Part 2.23 of the GALAXY VIEW INTERNATIONAL LTD and SONO Disclosure Schedule, GALAXY VIEW INTERNATIONAL LTD and SONO do not have any employee benefit plans or arrangements covering their present and former employees or providing benefits to such persons in respect of services provided to GALAXY VIEW INTERNATIONAL LTD or SUNO. GALAXY VIEW INTERNATIONAL LTD and SONO have no commitment, whether formal or informal and whether legally binding or not, to create any additional plan, arrangement or practice similar to the Approved Plans.

(c) The consummation of the transactions contemplated hereby will not result in
(a) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from GALAXY VIEW INTERNATIONAL LTD or SONO or due to any Person, (b) any increase in the amount of compensation or benefits payable to any Person or (c) any acceleration of the vesting or timing of payment of any compensation, award or determination of options, warrants, rights, severance payments or other contingent obligations of any nature whatsoever of GALAXY VIEW INTERNATIONAL LTD or SONO in favor of any Person. No agreement, arrangement or other contract of GALAXY VIEW INTERNATIONAL LTD or SONO provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of GALAXY VIEW INTERNATIONAL LTD or SUNO.

(d) None of GALAXY VIEW INTERNATIONAL LTD or SONO is a party to or bound by any written or oral agreement or understanding to employ, subsequent to the Closing, any of its respective present or former directors, officers, independent contractors, consultants, agents or employees.

2.24 EMPLOYEE MATTERS

(a) No former or current employee of GALAXY VIEW INTERNATIONAL LTD or SONO is a party to, or is otherwise bound by, any agreement or arrangement (including, without limitation, any confidentiality, non-competition or proprietary rights agreement) that in any way adversely affected, affects, or will affect (i) the performance of his, her or its duties to GALAXY VIEW INTERNATIONAL LTD or SUNO, or (ii) the ability of GALAXY VIEW INTERNATIONAL LTD or SONO to conduct its business.

(b) None of GALAXY VIEW INTERNATIONAL LTD or SONO has employees, directors, officers, consultants, independent contractors, representatives or agents whose contract of employment or engagement cannot be terminated by three months' notice. (c) GALAXY VIEW INTERNATIONAL LTD and SONO are not required or obligated to pay, and since January 1, 2001, have not paid any moneys other than in respect of remuneration, pension or other benefits pursuant to plans described in Part 2.23 of the GALAXY VIEW INTERNATIONAL LTD and SONO Disclosure Schedule, to or for the benefit of, any director, officer, employee, consultant, independent contractor, representative or agent of GALAXY VIEW INTERNATIONAL LTD or SUNO. (d) GALAXY VIEW INTERNATIONAL LTD and SONO are in compliance with all applicable laws respecting employment and employment practices, terms and conditions or employment and wages and hours, and are not engaged in any unfair labor practice. There is no labor strike, dispute, shutdown or stoppage actually pending or, to the knowledge of GALAXY VIEW INTERNATIONAL LTD, SONO or the Shareholders, threatened against or affecting GALAXY VIEW INTERNATIONAL LTD or SUNO.

2.25 ENVIRONMENTAL AND SAFETY MATTERS.

               Except as would not have a Material Adverse Effect:

(a) Each of GALAXY VIEW INTERNATIONAL LTD and SONO has at all time been and is in compliance with all Environmental Laws and Orders applicable to GALAXY VIEW INTERNATIONAL LTD or SUNO, as applicable.

(b) There are no Proceedings pending or, to the knowledge of GALAXY VIEW INTERNATIONAL LTD or SUNO, threatened against GALAXY VIEW INTERNATIONAL LTD or SONO alleging the violation of any Environmental Law or Environmental Permit applicable to GALAXY VIEW INTERNATIONAL LTD or SONO or alleging that GALAXY VIEW INTERNATIONAL LTD or SONO is a potentially responsible party for any environmental site contamination. None of GALAXY VIEW INTERNATIONAL LTD, SONO or the Shareholders are aware of, or has ever received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste.

(c) Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations to notify or obtain the consent of any Governmental Body or third Persons under any Environmental Laws applicable to GALAXY VIEW INTERNATIONAL LTD or SUNO.

2.26 MATERIAL CUSTOMERS.

Since January 1, 2001, none of the Material Customers (as hereinafter defined) of GALAXY VIEW INTERNATIONAL LTD or SONO has notified any of GALAXY VIEW INTERNATIONAL LTD, SONO or the Shareholders of their intent to terminate their business with GALAXY VIEW INTERNATIONAL LTD or SONO business because of any dissatisfaction on the part of any such person or entity. The Transactions have not caused any of the Material Customers of GALAXY VIEW INTERNATIONAL LTD or SONO to terminate or provide notice of their intent or threaten to terminate their business with GALAXY VIEW INTERNATIONAL LTD or SONO or to notify GALAXY VIEW INTERNATIONAL LTD, SONO or the Shareholders of their intent not to continue to do such business with GALAXY VIEW INTERNATIONAL LTD or SONO after the Closing. As used herein, "Material Customers" means those customers from whom GALAXY VIEW INTERNATIONAL LTD or SONO derives annual revenues in excess of RMB 100,000.

2.27 INVENTORIES.

All inventories of GALAXY VIEW INTERNATIONAL LTD and SONO are of good, usable and merchantable quality in all material respects, and, except as set forth in the GALAXY VIEW INTERNATIONAL LTD and SONO Disclosure Schedule, do not include a material amount of obsolete or discontinued items. Except as set forth in the GALAXY VIEW INTERNATIONAL LTD and SONO Disclosure Schedule, (a) all such inventories are of such quality as to meet in all material respects the quality control standards of GALAXY VIEW INTERNATIONAL LTD and SUNO, (b) all such inventories are recorded on the books at the lower of cost or market value determined in accordance with GAAP, and (c) no write-down in inventory has been made or should have been made pursuant to GAAP during the past two years.

2.28 MONEY LAUNDERING LAWS.

The operations of GALAXY VIEW INTERNATIONAL LTD and SONO are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the money laundering statutes of all U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Body (collectively, the "MONEY LAUNDERING LAWS") and no Proceeding involving GALAXY VIEW INTERNATIONAL LTD or SONO with respect to the Money Laundering Laws is pending or, to the knowledge of GALAXY VIEW INTERNATIONAL LTD or SUNO, threatened.

2.29 DISCLOSURE..23 DISCLOSURE.

(a) Any information set forth in this Agreement, the GALAXY VIEW INTERNATIONAL LTD and SONO Disclosure Schedule, or the Transaction Agreements shall be true, correct and complete in all material respects.

(b) No statement, representation or warranty of GALAXY VIEW INTERNATIONAL LTD, SONO or the Shareholders in this Agreement (taken with the Schedules) or the Transaction Agreements or any exhibits or schedules thereto contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein, taken as a whole, in light of the circumstances in which they were made, not misleading.

(c) Except as set forth in the GALAXY VIEW INTERNATIONAL LTD and SONO Disclosure Schedule, the Shareholders, GALAXY VIEW INTERNATIONAL LTD and SONO have no knowledge of any fact that has specific application to GALAXY VIEW INTERNATIONAL LTD or SONO (other than general economic or industry conditions) and that adversely affects the assets or the business, prospects, financial condition, or results of operations of GALAXY VIEW INTERNATIONAL LTD or SUNO.

(d) In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth as such in the Schedules with respect to a specifically identified representation or warranty), the statements in the Schedules shall control.

(e) The books of account, minute books and stock record books of GALAXY VIEW INTERNATIONAL LTD and SUNO, all of which have been made available to CHID, are complete and accurate and have been maintained in accordance with sound business practices. Without limiting the generality of the foregoing, the minute books of GALAXY VIEW INTERNATIONAL LTD and SONO contain complete and accurate records of all meetings held, and corporate action taken, by the shareholders, the boards of directors, and committees of the boards of directors of GALAXY VIEW INTERNATIONAL LTD or SUNO, as applicable, and no meeting of any such shareholders, board of directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books.

2.30 FINDERS AND BROKERS.

(a) None of GALAXY VIEW INTERNATIONAL LTD, SUNO, the Shareholders or any Person acting on behalf of GALAXY VIEW INTERNATIONAL LTD, SONO or the Shareholders has engaged any finder, broker, intermediary or any similar Person in connection with the Exchange.

(b) None of GALAXY VIEW INTERNATIONAL LTD, SUNO, the Shareholders nor any Person acting on behalf of GALAXY VIEW INTERNATIONAL LTD, SONO or the Shareholders has entered into a contract or other agreement that provides that a fee shall be paid to any Person or Entity if the Exchange is consummated.

                                  ARTICLE III.

                     REPRESENTATIONS AND WARRANTIES OF CHID

CHID hereby represents and warrants to the Shareholders as of the date hereof:

3.1 ORGANIZATION; GOOD STANDING.

CHID is duly incorporated, validly and in good standing existing under the laws of Nevada, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and as contemplated to be conducted, to own, hold and operate its properties and assets as now owned, held and operated by it, to enter into this Agreement, to carry out the provisions hereof except where the failure to be in good standing or to have such governmental licenses, authorizations, consents and approvals will not, in the aggregate, either (i) have a Material Adverse Effect on the business, assets or financial condition of CHID, or (ii) impair the ability of CHID to perform its material obligations under this Agreement. CHID is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased requires such qualification, licensing or domestication, except where the failure to be so qualified, licensed or domesticated will not have a Material Adverse Effect.

3.2 CHID COMMON STOCK AND CHID PREFERRED STOCK.

As of March 22, 2006, there were no shares of CHID's Preferred Stock issued and outstanding and there were 47,980,000 shares of CHID's common stock issued and outstanding. The Acquisition Shares, when issued in connection with this Agreement and the other Transactional Agreements, will be duly authorized, validly issued, fully paid and nonassessable.

3.3 AUTHORITY; BINDING NATURE OF AGREEMENTS.

(a) The execution, delivery and performance of this Agreement, the Transactional Agreements, and all other agreements and instruments contemplated to be executed and delivered by CHID in connection herewith have been duly authorized by all necessary corporate action on the part of CHID and its board of directors.

(b) This Agreement, the Transactional Agreements, and all other agreements and instruments contemplated to be executed and delivered by CHID constitute the legal, valid and binding obligation of CHID, enforceable against CHID in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, Exchange, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity regardless of whether such enforceability is considered in a proceeding in law or equity.

(c) There is no pending Proceeding, and, to CHID's knowledge, no Person has threatened to commence any Proceeding that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Exchange or CHID's ability to comply with or perform its obligations and covenants under the Transactional Agreements, and, to the knowledge of CHID, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

3.4 NON-CONTRAVENTION; CONSENTS.

The execution and delivery of this Agreement and the other Transactional Agreements, and the consummation of the Exchange, by CHID will not, directly or indirectly (with or without notice or lapse of time):

(a) contravene, conflict with or result in a material violation of (i) CHID's Certificate of Incorporation or Bylaws, or (ii) any resolution adopted by CHID Board or any committee thereof or the stockholders of CHID;

(b) to the knowledge of CHID, contravene, conflict with or result in a material violation of, or give any Governmental Body the right to challenge the Exchange or to exercise any remedy or obtain any relief under, any legal requirement or any Order to which CHID or any material assets owned or used by it are subject;

(c) to the knowledge of CHID, cause any material assets owned or used by CHID to be reassessed or revalued by any taxing authority or other Governmental Body;

(d) to the knowledge of CHID, contravene, conflict with or result in a material violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by CHID or that otherwise relates to CHID's business or to any of the material assets owned or used by CHID, where such contraventions, conflict, violation, revocation, withdrawal, suspension, cancellation, termination or modification would have a Material Adverse Effect on CHID;

(e) contravene, conflict with or result in a material violation or material breach of, or material default under, any Contract to which CHID is a party;

(f) give any Person the right to any payment by CHID or give rise to any acceleration or change in the award, grant, vesting or determination of options, warrants, rights, severance payments or other contingent obligations of any nature whatsoever of CHID in favor of any Person, in any such case as a result of the Exchange; or

(g) result in the imposition or creation of any material Lien upon or with respect to any material asset owned or used by CHID.

Except for Consents, filings or notices required under the state and federal securities laws or any other laws or regulations or as otherwise contemplated in this Agreement and the other Transactional Agreements, CHID will not be required to make any filing with or give any notice to, or obtain any Consent from, any Person in connection with the execution and delivery of this Agreement and the other Transactional Agreements or the consummation or performance of the Exchange.

3.5 FINDERS AND BROKERS.

(a) Neither CHID nor any Person acting on behalf of CHID has engaged any finder, broker, intermediary or any similar Person in connection with the Exchange.

(b) CHID has not entered into a contract or other agreement that provides that a fee shall be paid to any Person or Entity if the Exchange is consummated.

3.6 REPORTS AND FINANCIAL STATEMENTS; ABSENCE OF CERTAIN CHANGES.

(a) CHID has filed all reports required to be filed with the SEC pursuant to the Exchange Act since DECEMBER 31, 2003 (all such reports, including those to be filed prior to the Closing Date and all registration statements and prospectuses filed by CHID with the SEC, are collectively referred to as the "CHID SEC REPORTS). All of the CHID SEC Reports, as of their respective dates of filing (or if amended or Galaxy View International Ltdrseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) complied in all material respects as to form with the applicable requirements of the Securities Act or Exchange Act and the rules and regulations thereunder, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements of CHID included in the CHID SEC Reports comply in all material respects with the published rules and regulations of the SEC with respect thereto, and such audited financial statements (i) were prepared from the books and records of CHID, (ii) were prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly the financial position of CHID as of the dates thereof and the results of operations and cash flows for the periods then ended. The unaudited financial statements included in the CHID SEC Reports comply in all material respects with the published rules and regulations of the SEC with respect thereto; and such unaudited financial statements (i) were prepared from the books and records of CHID, (ii) were prepared in accordance with GAAP, except as otherwise permitted under the Exchange Act and the rules and regulations thereunder, on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly the financial position of CHID as of the dates thereof and the results of operations and cash flows (or changes in financial condition) for the periods then ended, subject to normal year-end adjustments and any other adjustments described therein or in the notes or schedules thereto.

(b) Except as specifically contemplated by this Agreement or reflected in the CHID SEC Reports, since June 30, 2004, there has not been (i) any material adverse change in CHID's business, assets, liabilities, operations, and, to the knowledge of CHID, no event has occurred that is likely to have a material adverse effect on CHID's business, assets, liabilities or operations, (ii) any declarations setting aside or payment of any dividend or distribution with respect to the CHID Common Stock or the CHID Preferred Stock other than consistent with past practices, (iii) any material change in CHID's accounting principles, procedures or methods, (iv) cancellation in writing of any material customer contract or (v) the loss of any customer relationship which would have a material adverse effect on CHID's business, assets, liabilities or operations.

3.7 COMPLIANCE WITH APPLICABLE LAW.

Except as disclosed in the CHID SEC Reports filed prior to the date of this Agreement and except to the extent that the failure or violation would not in the aggregate have a Material Adverse Effect on the business, results of operations or financial condition of CHID, to CHID's knowledge CHID holds all Governmental Authorizations necessary for the lawful conduct of its business under and pursuant to, and the business of CHID is not being conducted in violation of, any Governmental Authorization applicable to CHID.

3.8 COMPLETE COPIES OF REQUESTED REPORTS.

CHID has delivered or made available true and complete copies of each document that has been reasonably requested by GALAXY VIEW INTERNATIONAL LTD, SONO or the Shareholders.

3.9 FULL DISCLOSURE.

(a) Neither this Agreement (including all Schedules and Exhibits hereto) nor any of the Transactional Agreements contemplated to be executed and delivered by CHID in connection with this Agreement contains any untrue statement of material fact; and none of such documents omits to state any material fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading.

(b) All of the information set forth in the prospectus and all other information regarding CHID and the business, condition, assets, liabilities, operations, financial performance, net income and prospects of either that has been furnished to GALAXY VIEW INTERNATIONAL LTD, SONO or the Shareholders by or on behalf of CHID or any of the CHID's Representatives, is accurate and complete in all material respects.

                                   ARTICLE IV.

               COVENANTS OF GALAXY VIEW INTERNATIONAL LTD AND SONO

4.1 ACCESS AND INVESTIGATION.

Each of GALAXY VIEW INTERNATIONAL LTD and SONO shall ensure that, at all times during the Pre-Closing Period:

(a) GALAXY VIEW INTERNATIONAL LTD, SONO and their Representatives provide CHID and its Representatives access, at reasonable times and with twenty-four (24) hours notice from CHID to GALAXY VIEW INTERNATIONAL LTD or SUNO, to all of the premises and assets of GALAXY VIEW INTERNATIONAL LTD and SUNO, to all existing books, records, Tax Returns, work papers and other documents and information relating to GALAXY VIEW INTERNATIONAL LTD or SUNO, and to responsible officers and employees of GALAXY VIEW INTERNATIONAL LTD or SUNO, and GALAXY VIEW INTERNATIONAL LTD, SONO and its Representatives provide CHID and its Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to GALAXY VIEW INTERNATIONAL LTD or SONO as CHID may request in good faith;

(b) Each of GALAXY VIEW INTERNATIONAL LTD and SONO and their Representatives confer regularly with CHID upon its request, concerning operational matters and otherwise report regularly (not less than semi-monthly and as CHID may otherwise request) to CHID and discuss with CHID and its Representatives concerning the status of the business, condition, assets, liabilities, operations, and financial performance of GALAXY VIEW INTERNATIONAL LTD or SUNO, and promptly notify CHID of any material change in the business, condition, assets, liabilities, operations, and financial performance of GALAXY VIEW INTERNATIONAL LTD or SUNO, or any event reasonably likely to lead to any such change.

4.2 OPERATION OF BUSINESS.

Each of GALAXY VIEW INTERNATIONAL LTD and SONO shall ensure that, during the Pre-Closing Period:

(a) It conducts its operations in the Ordinary Course of Business and in the same manner as such operations have been conducted prior to the date of this Agreement;

(b) It uses its commercially reasonable efforts to preserve intact its current business organization, keep available and not terminate the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with GALAXY VIEW INTERNATIONAL LTD or SUNO;

(c) It does not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock, and does not repurchase, redeem or otherwise reacquire any shares of its capital stock or other securities, except with respect to the repurchase of shares of GALAXY VIEW INTERNATIONAL LTD or SONO Common Stock upon termination of employees at the original purchase price pursuant to agreements existing at the date hereof;

(d) It does not sell or otherwise issue (or grant any warrants, options or other rights to purchase) any shares of capital stock or any other securities, except the issuance of shares of GALAXY VIEW INTERNATIONAL LTD or SONO Common Stock pursuant to option grants to employees made under the Option Plan in the Ordinary Course of Business;

(e) It does not amend its Articles of Incorporation, Bylaws or other Organizational Documents, and does not effect or become a party to any recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(f) It does not form any subsidiary or acquire any equity interest or other interest in any other Entity;

(g) It does not establish or adopt any Employee Benefit Plan, and does not pay any bonus or make any profit sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

(h) It does not change any of its methods of accounting or accounting practices in any respect;

(i) It does not make any Tax election;

(j) It does not commence or take any action or fail to take any action which would result in the commencement of any Proceeding;

(k) It does not (i) acquire, dispose of, transfer, lease, license, mortgage, pledge or encumber any fixed or other assets, other than in the Ordinary Course of Business; (ii) incur, assume or prepay any indebtedness, Indebtedness or obligation or any other liabilities or issue any debt securities, other than in the Ordinary Course of Business; (iii) assume, guarantee, endorse for the obligations of any other person, other than in the Ordinary Course of Business;
(iv) make any loans, advances or capital contributions to, or investments in, any other Person, other than in the Ordinary Course of Business; or (v) fail to maintain insurance consistent with past practices for its business and property;

(l) It pays all debts and Taxes, files all of its Tax Returns (as provided herein) and pays or performs all other obligations, when due;

(m) It does not enter into or amend any agreements pursuant to which any other Person is granted distribution, marketing or other rights of any type or scope with respect to any of its services, products or technology;

(n) It does not hire any new officer-level employee;

(o) It does not revalue any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable, except as required under GAAP and in the Ordinary Course of Business;

(p) Except as otherwise contemplated hereunder, it does not enter into any transaction or take any other action outside the Ordinary Course of Business; and

(q) It does not enter into any transaction or take any other action that likely would cause or constitute a Breach of any representation or warranty made by it in this Agreement.

4.3 FILINGS AND CONSENTS; COOPERATION.

Each of GALAXY VIEW INTERNATIONAL LTD and SONO shall ensure that:

(a) Each filing or notice required to be made or given (pursuant to any applicable Law, Order or contract, or otherwise) by GALAXY VIEW INTERNATIONAL LTD, SONO or the Shareholders in connection with the execution and delivery of any of the Transactional Agreements, or in connection with the consummation or performance of the Exchange, is made or given as soon as possible after the date of this Agreement;

(b) Each Consent required to be obtained (pursuant to any applicable Law, Order or contract, or otherwise) by GALAXY VIEW INTERNATIONAL LTD, SONO or the Shareholders in connection with the execution and delivery of any of the Transactional Agreements, or in connection with the consummation or performance of the Exchange, is obtained as soon as possible after the date of this Agreement and remains in full force and effect through the Closing Date;

(c) It promptly delivers to CHID a copy of each filing made, each notice given and each Consent obtained by GALAXY VIEW INTERNATIONAL LTD or SONO during the Pre-Closing Period; and

(d) During the Pre-Closing Period, it and its Representatives cooperate with CHID and CHID's Representatives, and prepare and make available such documents and take such other actions as CHID may request in good faith, in connection with any filing, notice or Consent that CHID is required or elects to make, give or obtain.

4.4 NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULES.

(a) During the Pre-Closing Period, each of GALAXY VIEW INTERNATIONAL LTD and SONO shall promptly notify CHID in writing of:

(i) the discovery by it of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement which is contrary to any representation or warranty made by it in this Agreement or in any of the other Transactional Agreements, or that would upon the giving of notice or lapse of time, result in any of its representations and warranties set forth in this agreement to become untrue or otherwise cause any of the conditions of Closing set forth in Article VI or Article VII not to be satisfied;

(ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement (except as a result of actions taken pursuant to the express written consent of CHID) and that is contrary to any representation or warranty made by it in this Agreement, or that would upon the giving of notice or lapse of time, result in any of its representations and warranties set forth in this agreement to become untrue or otherwise cause any of the conditions of Closing set forth in Article VI or Article VII not to be satisfied;

(b) If any event, condition, fact or circumstances that is required to be disclosed pursuant to Section 4.4(a) requires any material change in the GALAXY VIEW INTERNATIONAL LTD and SONO Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the GALAXY VIEW INTERNATIONAL LTD and SONO Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstances, then GALAXY VIEW INTERNATIONAL LTD or SUNO, as applicable, shall promptly deliver to CHID an update to the GALAXY VIEW INTERNATIONAL LTD and SONO Disclosure Schedule specifying such change (a "DISCLOSURE SCHEDULE UPDATE").

(c) It will promptly update any relevant and material information provided to CHID after the date hereof pursuant to the terms of this Agreement.

4.5 COMMERCIALLY REASONABLE EFFORTS.

During the Pre-Closing Period, each of GALAXY VIEW INTERNATIONAL LTD and SONO shall use its commercially reasonable efforts to cause the conditions set forth in Article VI and Article VII to be satisfied on a timely basis and so that the Closing can take place on or before October 31, 2004, in accordance with Section 1.5, and shall not take any action or omit to take any action, the taking or omission of which would or could reasonably be expected to result in any of the representations and warranties of GALAXY VIEW INTERNATIONAL LTD and SONO set forth in this Agreement becoming untrue, or in any of the conditions of Closing set forth in Article VI or Article VII not being satisfied.

4.6 CONFIDENTIALITY; PUBLICITY.

Each of GALAXY VIEW INTERNATIONAL LTD and SONO shall ensure that:

(a) It and its Representatives keep strictly confidential the existence and terms of this Agreement prior to the issuance or dissemination of any mutually agreed upon press release or other disclosure of the Exchange; and

(b) neither it nor any of its Representatives issues or disseminates any press release or other publicity or otherwise makes any disclosure of any nature (to any of its suppliers, customers, landlords, creditors or employees or to any other Person) regarding any of the Exchange;

except in each case to the extent that it is required by law to make any such disclosure regarding such transactions or as separately agreed by the parties; provided, however, that if it is required by law to make any such disclosure, GALAXY VIEW INTERNATIONAL LTD or SONO advises CHID, at least five business days before making such disclosure, of the nature and content of the intended disclosure.

                                   ARTICLE V.

                                COVENANTS OF CHID

5.1 NOTIFICATION.

During the Pre-Closing Period, CHID shall promptly notify GALAXY VIEW INTERNATIONAL LTD or SONO in writing of:

(a) the discovery by CHID of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement which is contrary to any representation or warranty made by CHID in this Agreement; and,

(b) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement (except as a result of actions taken pursuant to the written consent of SUNO) and that is contrary to any representation or warranty made by CHID in this Agreement;

5.2 FILINGS AND CONSENTS; COOPERATION.

CHID shall ensure that:

(a) Each filing or notice required to be made or given (pursuant to any applicable Law, Order or contract, or otherwise) by CHID in connection with the execution and delivery of any of the Transactional Agreements, or in connection with the consummation or performance of the Exchange, is made or given as soon as possible after the date of this Agreement;

(b) Each Consent required to be obtained (pursuant to any applicable Law, Order or contract, or otherwise) by CHID in connection with the execution and delivery of any of the Transactional Agreements, or in connection with the consummation or performance of the Exchange, is obtained as soon as possible after the date of this Agreement and remains in full force and effect through the Closing Date;

(c) CHID promptly delivers to GALAXY VIEW INTERNATIONAL LTD and SONO a copy of each filing made, each notice given and each Consent obtained by CHID during the Pre-Closing Period; and

(d) During the Pre-Closing Period, CHID and its Representatives cooperate with GALAXY VIEW INTERNATIONAL LTD, SONO and their Representatives, and prepare and make available such documents and take such other actions as GALAXY VIEW INTERNATIONAL LTD or SONO may request in good faith, in connection with any filing, notice or Consent that GALAXY VIEW INTERNATIONAL LTD or SONO is required or elects to make, give or obtain.

5.3 COMMERCIALLY REASONABLE EFFORTS.

During the Pre-Closing Period, CHID shall use its commercially reasonable efforts to cause the conditions set forth in Article VI and Article VII to be satisfied on a timely basis and so that the Closing can take place on or before October 31, 2004 or as soon thereafter as is reasonably practical, in accordance with Section 1.5, and shall not take any action or omit to take any action, the taking or omission of which would or could reasonably be expected to result in any of the representations and warranties or CHID set forth in this Agreement becoming untrue or in any of the conditions of closing set forth in Article VI or Article VII not being satisfied.

5.4 DISCLOSURE OF CONFIDENTIAL INFORMATION.

(a) Each of CHID, SONO and the Shareholders acknowledges and agrees that it may receive Confidential Information in connection with this Transaction including without limitation, the GALAXY VIEW INTERNATIONAL LTD and SONO Disclosure Schedule and any information disclosed during the due diligence process, the public disclosure of which will harm the disclosing party's business. The Receiving Party may use Confidential Information only in connection with the Transaction. The results of the due diligence review may not be used for any other purpose other than in connection with the Transaction. Except as expressly provided in this Agreement, the Receiving Party shall not disclose Confidential Information to anyone without the Disclosing Party's prior written consent. The Receiving Party shall take all reasonable measures to avoid disclosure, dissemination or unauthorized use of Confidential Information, including, at a minimum, those measures it takes to protect its own confidential information of a similar nature. The Receiving Party shall not export any Confidential Information in any manner contrary to the export regulations of the governmental jurisdiction to which it is subject.

(b) The Receiving Party may disclose Confidential Information as required to comply with binding orders of governmental entities that have jurisdiction over it, provided that the Receiving Party (i) gives the Disclosing Party reasonable notice (to the extent permitted by law) to allow the Disclosing Party to seek a protective order or other appropriate remedy, (ii) discloses only such information as is required by the governmental entity, and (iii) uses commercially reasonable efforts to obtain confidential treatment for any Confidential Information so disclosed.

(c) All Confidential Information shall remain the exclusive property of the Disclosing Party. The Disclosing Party's disclosure of Confidential Information shall not constitute an express or implied grant to the Receiving Party of any rights to or under the Disclosing Party's patents, copyrights, trade secrets, trademarks or other intellectual property rights.

(d) The Receiving Party shall notify the Disclosing Party immediately upon discovery of any unauthorized use or disclosure of Confidential Information or any other breach of this Agreement by the Receiving Party. The Receiving Party shall cooperate with the Disclosing Party in every reasonable way to help the Disclosing Party regain possession of such Confidential Information and prevent its further unauthorized use.

(e) The Receiving Party shall return or destroy all tangible materials embodying Confidential Information (in any form and including, without limitation, all summaries, copies and excerpts of Confidential Information) promptly following the Disclosing Party's written request; provided, however, that, subject to the provisions of this Agreement, the Receiving Party may retain one copy of such materials in the confidential, restricted access files of its legal department for use only in the event a dispute arises between the parties related to the Transaction and only in connection with that dispute. At the Disclosing Party's option, the Receiving Party shall provide written certification of its compliance with this Section.

5.5 INDEMNIFICATION.

(a) Each of GALAXY VIEW INTERNATIONAL LTD, SONO and the Shareholders, jointly and severally, each shall defend, indemnify and hold harmless CHID, and its respective employees, officers, directors, stockholders, controlling persons, affiliates, agents, successors and assigns (collectively, the "CHID Indemnified Persons"), and shall reimburse the CHID Indemnified Person, for, from and against any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), directly or indirectly, relating to, resulting from or arising out of:

(i) any untrue representations, misrepresentations or breach of warranty by or of GALAXY VIEW INTERNATIONAL LTD, SONO or the Shareholders contained in or pursuant to this Agreement, and the GALAXY VIEW INTERNATIONAL LTD and SONO Disclosure Schedule;

(ii) any breach or nonfulfillment of any covenant, agreement or other obligation by or of GALAXY VIEW INTERNATIONAL LTD, SONO or the Shareholders (only to the extent made or occurring prior to or at the Closing) contained in or pursuant to this Agreement, the Transaction Agreements executed by GALAXY VIEW INTERNATIONAL LTD, SONO or any of the Shareholders in their individual capacity, the GALAXY VIEW INTERNATIONAL LTD and SONO Disclosure Schedule, or any of the other agreements, documents, schedules or exhibits to be entered into by GALAXY VIEW INTERNATIONAL LTD or SONO or any of the Shareholders in their individual capacity pursuant to or in connection with this Agreement;

(iii) all of Pre-Closing liabilities of GALAXY VIEW INTERNATIONAL LTD, SONO or the Shareholders; and

(iv) any liability, claim, action or proceeding of any kind whatsoever, whether instituted or commenced prior to or after the Closing Date, which directly or indirectly relates to, arises or results from, or occurs in connection with facts or circumstances relating to the conduct of business of GALAXY VIEW INTERNATIONAL LTD or SUNO, or the assets of GALAXY VIEW INTERNATIONAL LTD or SUNO, or events or circumstances existing on or prior to the Closing Date.

(b) CHID shall defend, indemnify and hold harmless GALAXY VIEW INTERNATIONAL LTD, SONO and its respective affiliates, agents, successors and assigns (collectively, the "SONO Indemnified Persons"), and shall reimburse the SONO Indemnified Persons, for, from and against any Damages, directly or indirectly, relating to, resulting from or arising out of:

(i) any untrue representation, misrepresentation or breach of warranty by or of CHID contained in or pursuant to this Agreement;

(ii) any breach or nonfulfillment of any covenant, agreement or other obligations by or of CHID contained in or pursuant to this Agreement, the Transaction Agreements or any other agreements, documents, schedules or exhibits to be entered into or delivered to pursuant to or in connection with this Agreement.

(c) Promptly after receipt by an indemnified Party under Section 5.6 of this Agreement of notice of a claim against it ("Claim"), such indemnified Party shall, if a claim is to be made against an indemnifying Party under such Section, give notice to the indemnifying Party of such Claim, but the failure to so notify the indemnifying Party will not relieve the indemnifying Party of any liability that it may have to any indemnified Party, except to the extent that the indemnifying Party demonstrates that the defense of such action is prejudiced by the indemnified Party's failure to give such notice.

(c) A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the Party from whom indemnification is sought.

                                   ARTICLE VI.

                           CLOSING CONDITIONS OF CHID

CHID's obligations to effect the Closing and consummate the Exchange are subject to the satisfaction of each of the following conditions:

6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES.

The representations and warranties of GALAXY VIEW INTERNATIONAL LTD, SONO and the Shareholders in this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing. GALAXY VIEW INTERNATIONAL LTD, SONO and the Shareholders shall have performed all obligations in this Agreement required to be performed or observed by them on or prior to the Closing.

6.2 ADDITIONAL CONDITIONS TO CLOSING.

(a) All necessary approvals under federal and state securities laws and other authorizations relating to the issuance of the Acquisition Shares and the transfer of the Shares shall have been received.

(b) CHID shall have obtained an opinion stating that the terms of the Exchange are fair, just and equitable to CHID and its shareholders.

(c) No preliminary or permanent injunction or other order by any federal, state or foreign court of competent jurisdiction which prohibits the consummation of the Exchange shall have been issued and remain in effect. No statute, rule, regulation, executive order, stay, decree, or judgment shall have been enacted, entered, issued, promulgated or enforced by any court or governmental authority which prohibits or restricts the consummation of the Exchange. All authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any Governmental Body which are necessary for the consummation of the Exchange, other than those the failure to obtain which would not materially adversely affect the consummation of the Exchange or in the aggregate have a material adverse effect on CHID and its subsidiaries, taken as a whole, shall have been filed, occurred or been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "REQUISITE REGULATORY APPROVALS") and all such Requisite Regulatory Approvals shall be in full force and effect.

(d) There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Exchange, by any Governmental Body which, in connection with the grant of a Requisite Regulatory Approval, imposes any material condition or material restriction upon CHID or its subsidiaries or GALAXY VIEW INTERNATIONAL LTD or SUNO, including, without limitation, requirements relating to the disposition of assets, which in any such case would so materially adversely impact the economic or business benefits of the Exchange as to render inadvisable the consummation of the Exchange.

6.3 PERFORMANCE OF AGREEMENTS.

GALAXY VIEW INTERNATIONAL LTD, SONO or the Shareholders, as the case may be, shall have executed and delivered each of the agreements, instruments and documents required to be executed and delivered, and performed all actions required to be performed by GALAXY VIEW INTERNATIONAL LTD or SONO or any of the Shareholders, as the case may be, pursuant to this Agreement, except as CHID has otherwise consented in writing.

6.4 CONSENTS.

Each of the Consents identified or required to have been identified in the GALAXY VIEW INTERNATIONAL LTD and SONO Disclosure Schedule shall have been obtained and shall be in full force and effect, other than those Consents, which have been expressly waived by CHID.

6.5 NO MATERIAL ADVERSE CHANGE AND SATISFACTORY DUE DILIGENCE.

There shall not have been any material adverse change in the business, condition, assets, liabilities, operations or financial performance of GALAXY VIEW INTERNATIONAL LTD or SONO since the date of this Agreement as determined by CHID in its discretion. CHID shall be satisfied in all respects with the results of its due diligence review of GALAXY VIEW INTERNATIONAL LTD and SUNO.

6.6 GALAXY VIEW INTERNATIONAL LTD/SONO CLOSING CERTIFICATES.

In addition to the documents required to be received under this Agreement, CHID shall also have received the following documents:

(a) copies of resolutions of GALAXY VIEW INTERNATIONAL LTD and SUNO, certified by a Secretary, Assistant Secretary or other appropriate officer of GALAXY VIEW INTERNATIONAL LTD or SUNO, authorizing the execution, delivery and performance of this Agreement and other Transactional Agreements;

(b) good standing certificate from China of GALAXY VIEW INTERNATIONAL LTD and SUNO; and

(c) such other documents as CHID may request in good faith for the purpose of
(i) evidencing the accuracy of any representation or warranty made by GALAXY VIEW INTERNATIONAL LTD and SUNO, (ii) evidencing the compliance by GALAXY VIEW INTERNATIONAL LTD and SUNO, or the performance by GALAXY VIEW INTERNATIONAL LTD and SONO of, any covenant or obligation set forth in this Agreement or any of the other Transactional Agreements, (iii) evidencing the satisfaction of any condition set forth in Article VII or this Article VI, or (iv) otherwise facilitating the consummation or performance of the Exchange.

6.7 TRANSACTIONAL AGREEMENTS.

Each Person (other than CHID) shall have executed and delivered prior to or on the Closing Date all Transactional Agreements to which it is to be a party.

6.8 RESIGNATION OF DIRECTORS AND OFFICERS.

CHID shall have received a written resignation from each of the directors and officers of GALAXY VIEW INTERNATIONAL LTD and SONO effective as of the Closing.

6.9 DELIVERY OF STOCK CERTIFICATES, MINUTE BOOK AND CORPORATE SEAL.

The Shareholders shall have delivered to CHID the stock books, stock ledgers, minute books and corporate seals of GALAXY VIEW INTERNATIONAL LTD and SUNO.

                                  ARTICLE VII.

                     CLOSING CONDITIONS OF THE SHAREHOLDERS

The Shareholders' obligations to effect the Closing and consummate the Exchange are subject to the satisfaction of each of the following conditions:

7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES.

The representations and warranties of CHID in this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing and CHID shall have performed all obligations in this Agreement required to be performed or observed by them on or prior to the Closing.

7.2 ADDITIONAL CONDITIONS TO CLOSING.

(a) All necessary approvals under federal and state securities laws and other authorizations relating to the issuance and transfer of the Acquisition Shares by CHID and the transfer of the Shares by GALAXY VIEW INTERNATIONAL LTD and SONO shall have been received.

(b) No preliminary or permanent injunction or other order by any federal, state or foreign court of competent jurisdiction which prohibits the consummation of the Exchange shall have been issued and remain in effect. No statute, rule, regulation, executive order, stay, decree, or judgment shall have been enacted, entered, issued, promulgated or enforced by any court or governmental authority which prohibits or restricts the consummation of the Exchange. All Requisite Regulatory Approvals shall have been filed, occurred or been obtained and all such Requisite Regulatory Approvals shall be in full force and effect.

(c) There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Exchange, by any federal or state Governmental Body which, in connection with the grant of a Requisite Regulatory Approval, imposes any condition or restriction upon the Surviving Corporation or its subsidiaries (or, in the case of any disposition of assets required in connection with such Requisite Regulatory Approval, upon CHID, its subsidiaries or SUNO, GALAXY VIEW INTERNATIONAL LTD or any of their subsidiaries), including, without limitation, requirements relating to the disposition of assets, which in any such case would so materially adversely impact the economic or business benefits of the Exchange as to render inadvisable the consummation of the Exchange.

7.3 CHID CLOSING CERTIFICATES.

The Shareholders shall have received the following documents:

(a) copies of resolutions of CHID, certified by a Secretary, Assistant Secretary or other appropriate officer of CHID, authorizing the execution, delivery and performance of the Transactional Agreements and the Exchange;

(b) good standing certificates for the State of Nevada; and

(c) such other documents as GALAXY VIEW INTERNATIONAL LTD or SONO may request in good faith for the purpose of (i) evidencing the accuracy of any representation or warranty made by CHID, (ii) evidencing the compliance by CHID with, or the performance by CHID of, any covenant or obligation set forth in this Agreement or any of the other Transactional Agreements, (iii) evidencing the satisfaction of any condition set forth in Article VI or this Article VII, or (iv) otherwise facilitating the consummation or performance of the Exchange.

7.4 NO MATERIAL ADVERSE CHANGE.

There shall not have been any material adverse change in CHID's business, condition, assets, liabilities, operations or financial performance since the date of this Agreement.

7.5 PERFORMANCE OF AGREEMENTS.

CHID shall have executed and delivered each of the agreements, instruments and documents required to be executed and delivered, and performed all actions required by CHID pursuant to this Agreement, except as GALAXY VIEW INTERNATIONAL LTD, SONO and the Shareholders have otherwise consented in writing.

7.6 CONSENTS.

Each of the Consents identified or required to have been identified in Section
3.4 shall have been obtained and shall be in full force and effect, other than those Consents the absence of which shall not have a material adverse effect on CHID.

7.7 REGISTRATION RIGHTS AGREEMENT.

CHID shall have entered into a Registration Rights Agreement with all of the Shareholders, in the form attached hereto as Exhibit B, which shall provide, among other things, that (i) the Shareholders shall be granted piggyback registration rights, subject to customary underwriter's and company cutbacks and other limitations, (ii) the Shareholders shall make customary investor representations to CHID, and (iii) the Shareholders shall agree to hold and not sell any of the Acquisition Shares for two (2) years after the Closing Date.

7.8 CHID STOCK.

On the Closing Date, shares of CHID Common Stock shall be eligible for quotation on the OTC Bulletin Board.

                                  ARTICLE VIII.

                               FURTHER ASSURANCES

Each of the parties hereto agrees that it will, from time to time after the date of the Agreement, execute and deliver such other certificates, documents and instruments and take such other action as may be reasonably requested by the other party to carry out the actions and transactions contemplated by this Agreement, including the closing conditions described in Articles VI and VII. GALAXY VIEW INTERNATIONAL LTD , SONO and the Shareholders shall reasonably cooperate with CHID in its of the books and records of GALAXY VIEW INTERNATIONAL LTD and SUNO, or in preparing any solicitation materials to be sent to the shareholders of CHID in connection with the approval of the Exchange and the transactions contemplated by the Transactional Agreements.

                                   ARTICLE IX.

                                   TERMINATION

9.1 TERMINATION.

This Agreement may be terminated and the Exchange abandoned at any time prior to the Closing Date:

(a) by mutual written consent of CHID, GALAXY VIEW INTERNATIONAL LTD, SONO and the Shareholders;

(b) by CHID if the Financial Statements of GALAXY VIEW INTERNATIONAL LTD and SONO for the prior three fiscal years do not disclose minimum revenues of RMB 35 million or if it is not satisfied with the results of its due diligence of GALAXY VIEW INTERNATIONAL LTD and SONO for any reason;

(c) by CHID if (i) there is a material Breach of any covenant or obligation of GALAXY VIEW INTERNATIONAL LTD, SONO or the Shareholders; provided however, that if such Breach or Breaches are capable of being cured prior to the Closing Date, such Breach or Breaches shall not have been cured within 10 days of delivery of the written notice of such Breach, or (ii) CHID reasonably determines that the timely satisfaction of any condition set forth in Article VI has become impossible or impractical (other than as a result of any failure on the part of CHID to comply with or perform its covenants and obligations under this Agreement or any of the other Transactional Agreements);

(d) by GALAXY VIEW INTERNATIONAL LTD or SONO if (i) there is a material Breach of any covenant or obligation of CHID; provided however, that if such Breach or Breaches are capable of being cured prior to the Closing Date, such Breach or Breaches shall not have been cured within 10 days of delivery of the written notice of such Breach, or (ii) GALAXY VIEW INTERNATIONAL LTD or SONO reasonably determines that the timely satisfaction of any condition set forth in Article VII has become impossible or impractical (other than as a result of any failure on the part of GALAXY VIEW INTERNATIONAL LTD or SONO or any Shareholder to comply with or perform any covenant or obligation set forth in this Agreement or any of the other Transactional Agreements);

(e) by CHID if the Closing has not taken place on or before December 31, 2004 (except if as a result of any failure on the part of CHID to comply with or perform its covenants and obligations under this Agreement or in any other Transactional Agreement);

(f) by GALAXY VIEW INTERNATIONAL LTD or SONO if the Closing has not taken place on or before December 31, 2005 (except if as a result of the failure on the part of GALAXY VIEW INTERNATIONAL LTD, SONO or the Shareholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other Transactional Agreement);

(g) by any of CHID, on the one hand or GALAXY VIEW INTERNATIONAL LTD or SUNO, on the other hand, if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Exchange and such order, decree, ruling or any other action shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (f) shall have used all commercially reasonable efforts to remove such order, decree or ruling; or

(h) The parties hereby agree and acknowledge that a breach of the provisions of Sections y4.1, y4.2, y4.3, y4.4 and y4.6 are, without limitation, material Breaches of this Agreement.

9.2 TERMINATION PROCEDURES.

If CHID wishes to terminate this Agreement pursuant to Section 9.1, CHID shall deliver to the Shareholders, GALAXY VIEW INTERNATIONAL LTD and SONO a written notice stating that CHID is terminating this Agreement and setting forth a brief description of the basis on which CHID is terminating this Agreement. If GALAXY VIEW INTERNATIONAL LTD or SONO wishes to terminate this Agreement pursuant to
Section 9.1, GALAXY VIEW INTERNATIONAL LTD or SUNO, as applicable, shall deliver to CHID a written notice stating that GALAXY VIEW INTERNATIONAL LTD or SONO is terminating this Agreement and setting forth a brief description of the basis on which GALAXY VIEW INTERNATIONAL LTD or SONO is terminating this Agreement.

9.3 EFFECT OF TERMINATION.

In the event of termination of this Agreement as provided above, this Agreement shall forthwith have no further effect. Except for a termination resulting from a Breach by a party to this Agreement, there shall be no liability or obligation on the part of any party hereto. In the event of a breach, the remedies of the non-breaching party shall be to seek damages from the breaching party or to obtain an order for specific performance, in addition to or in lieu of other remedies provided herein. Upon request after termination, each party will redeliver or, at the option of the party receiving such request, destroy all reports, work papers and other material of any other party relating to the Exchange, whether obtained before or after the execution hereof, to the party furnishing same; provided, however, that GALAXY VIEW INTERNATIONAL LTD, SONO and the Shareholders shall, in all events, remain bound by and continue to be subject to Section 4.6 and all parties shall in all events remain bound by and continue to be subject to Section 5.4 and 5.5. .

Notwithstanding the above, both CHID, on the one hand, and GALAXY VIEW INTERNATIONAL LTD, SONO and the Shareholders, on the other hand, shall be entitled to announce the termination of this Agreement by means of a mutually acceptable press release.

                                   ARTICLE X.

                                  MISCELLANEOUS

10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

All representations and warranties of GALAXY VIEW INTERNATIONAL LTD, SONO and the Shareholders in this Agreement and the GALAXY VIEW INTERNATIONAL LTD and SONO Disclosure Schedule shall survive shall survive indefinitely. The right to indemnification, reimbursement or other remedy based on such representations and warranties will not be affected by any investigation conducted by the parties.

10.2 EXPENSES.

Except as otherwise set forth herein, each of the parties to the Exchange shall bear its own expenses incurred in connection with the negotiation and consummation of the transactions contemplated by this Agreement.

10.3 ENTIRE AGREEMENT.

This Agreement and the other Transactional Agreements contain the entire agreement of the parties hereto, and sGalaxy View International Ltdrsede any prior written or oral agreements between them concerning the subject matter contained herein, or therein. There are no representations, agreements, arrangements or understandings, oral or written, between the parties to this Agreement, relating to the subject matter contained in this Agreement and the other Transaction Agreements, which are not fully expressed herein or therein. The schedules and each exhibit attached to this Agreement or delivered pursuant to this Agreement are incorporated herein by this reference and constitute a part of this Agreement.

10.4 COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

10.5 DESCRIPTIVE HEADINGS.

The Article and Section headings in this Agreement are for convenience only and shall not affect the meanings or construction of any provision of this Agreement.

10.6 NOTICES.

Any notices required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficiently given on the earlier to occur of the date of personal delivery, the date of receipt or three (3) days after posting by overnight courier or registered or certified mail, postage prepaid, addressed as follows:

If to CHID:             CHINA DIGITAL COMMUNICATION GROUP
                        A-3. Xinglian Industrial Zone. He Hua Ling
                        Pingxin Road. Xin Nan. Ping Hua Town.
                        Longgang
                        Shenzhen China 51811

If to GALAXY VIEW INTERNATIONAL:                  GALAXY VIEW INTERNATIONAL LTD
LTD Limited

                        ------------------------------
                        ------------------------------
                        ------------------------------

If to SUNO:         SHENZHEN SONO.
                    2-3 C. Qinghua Research Zone. Nanshan
                    High Tech Industrial Zone. Shenzhen,China


If to the Shareholders: To such address or addresses as a party shall have previously designated by notice to the sender given in accordance with this section.

10.7 CHOICE OF LAW

This Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to choice of law principles. The parties hereto each consent to the jurisdiction of the courts of the state of New York, county of New York and to the federal courts located in the county of New York, State of New York.

10.8 BINDING EFFECT; BENEFITS

This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties or their respective successors and permitted assigns, the Shareholders and other Persons expressly referred to herein, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

10.9 ASSIGNABILITY

Neither this Agreement nor any of the parties' rights hereunder shall be assignable by any party without the prior written consent of the other parties and any attempted assignment without such consent shall be void.

10.10 WAIVER AND AMENDMENT

Any term or provision of this Agreement may be waived at any time by the party, which is entitled to the benefits thereof. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. The parties may, by mutual agreement in writing, amend this Agreement in any respect. GALAXY VIEW INTERNATIONAL LTD, SONO and the Shareholders hereby acknowledge their intent that this Agreement includes as a party any holder of capital stock in GALAXY VIEW INTERNATIONAL LTD and SONO at the time of Closing. CHID, GALAXY VIEW INTERNATIONAL LTD, SONO and the Shareholders therefore agree that this Agreement may be amended, without the further consent of any party to this Agreement, (i) to add as a new Shareholder any existing shareholder of GALAXY VIEW INTERNATIONAL LTD or SONO and (ii) to modify Schedule 1 to reflect the addition of such shareholder.

10.11 ATTORNEYS' FEES.

In the event of any action or proceeding to enforce the terms and conditions of this Agreement, the prevailing party shall be entitled to an award of reasonable attorneys' and experts' fees and costs, in addition to such other relief as may be granted.

10.12 SEVERABILITY.

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

10.13 CONSTRUCTION.

In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has or has had the opportunity to consult independent legal counsel regarding the legal effect and meaning of this document and all terms and conditions hereof; (c) has been afforded the opportunity to negotiate as to any and all terms hereof; and (d) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.

                        CHINA DIGITAL COMMUNICATION GROUP

                                       By:

Name:
Title:

                              SHENZHEN SONO ., LTD.

                                       By:

Name:
Title:

                      GALAXY VIEW INTERNATIONAL LTD Limited

                                       By:

Name:
Title:

                                  SHAREHOLDERS:

                    See attached Shareholder signature pages

                                                                       EXHIBIT A

                               CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

AGREEMENT. "Agreement" shall mean the Share Exchange Agreement to which this Exhibit A is attached (including all Disclosure Schedules and all Exhibits), as it may be amended from time to time.

APPROVED PLANS. "Approved Plans" shall mean a stock option or similar plan for the benefit of employees or others, which has been approved by the shareholders of SUNO.

AVERAGE CHID STOCK PRICE. "Average CHID Stock Price" shall refer to the average of the closing price of the Common Stock of CHID on the OTC Bulletin Board equaling to $0.60 per share based upon a valuation of CHID of $8,000,000 as determined by the parties.

GALAXY VIEW INTERNATIONAL LTD COMMON STOCK. "GALAXY VIEW INTERNATIONAL LTD Common Stock" shall mean the shares of common stock of GALAXY VIEW INTERNATIONAL LTD.

BREACH. There shall be deemed to be a "Breach" of a representation, warranty, covenant, obligation or other provision if there is or has been any inaccuracy in or breach of, or any failure to comply with or perform, such representation, warranty, covenant, obligation or other provision.

CERTIFICATES. "Certificates" shall have the meaning specified in Section 1.3 of the Agreement.

CHID. "CHID" shall have the meaning specified in the first paragraph of the Agreement.

CHID COMMON STOCK. "CHID Common Stock" shall mean the shares of common stock of CHID.

CHID PREFERRED STOCK. "CHID Preferred Stock" shall mean the shares of preferred stock of CHID to be designated by the board of directors of CHID as "Series A Preferred Stock" which will entitle the holders thereof to seven votes per share and which will have such other powers, preferences and rights as determined by the board of directors of CHID.

CHID SEC REPORTS. "CHID SEC Reports" shall have the meaning specified in Section
4.6 of the Agreement.

CLOSING. "Closing" shall have the meaning specified in Section 1.5 of the Agreement.

CLOSING DATE. "Closing Date" shall have the meaning specified in Section 1.5 of the Agreement.

CODE. "Code" shall have the meaning specified in the Recitals of this Agreement.

CONFIDENTIAL INFORMATION. "Confidential Information" shall mean all nonpublic information disclosed by one party or its agents (the "Disclosing Party") to the other party or its agents (the "Receiving Party") that is designated as confidential or that, given the nature of the information or the circumstances surrounding its disclosure, reasonably should be considered as confidential. Confidential Information includes, without limitation (i) nonpublic information relating to the Disclosing Party's technology, customers, vendors, suppliers, business plans, intellectual property, promotional and marketing activities, finances, agreements, transactions, financial information and other business affairs, and (ii) third-party information that the Disclosing Party is obligated to keep confidential.

Confidential Information does not include any information that (i) is or becomes publicly available without breach of this Agreement, (ii) can be shown by documentation to have been known to the Receiving Party at the time of its receipt from the Disclosing Party, (iii) is received from a third party who, to the knowledge of the Receiving Party, did not acquire or disclose such information by a wrongful or tortious act, or (iv) can be shown by documentation to have been independently developed by the Receiving Party without reference to any Confidential Information.

CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

DISCLOSURE SCHEDULE UPDATE. "Disclosure Schedule Update" shall have the meaning specified in Section 4.4 of the Agreement.

SONO BALANCE SHEET. "SONO Balance Sheet" shall mean SUNO's audited balance sheet at December 31, 2005.

SONO COMMON STOCK. "SONO Common Stock" shall mean the shares of common stock of SUNO.

GALAXY VIEW INTERNATIONAL LTD AND SONO DISCLOSURE SCHEDULE. "GALAXY VIEW INTERNATIONAL LTD and SONO Disclosure Schedule" shall have the meaning specified in introduction to Article II of the Agreement.

ENTITY. "Entity" shall mean any corporation (including any non profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

ENVIRONMENTAL LAWS. "Environmental Laws" shall mean any Law or other requirement relating to the protection of the environment, health, or safety from the release or disposal of hazardous materials.

ENVIRONMENTAL PERMIT. "Environmental Permit" means all licenses, permits, authorizations, approvals, franchises and rights required under any applicable Environmental Law or Order.

EQUITY SECURITIES. "Equity Security" shall mean any stock or similar security, including, without limitation, securities containing equity features and securities containing profit participation features, or any security convertible into or exchangeable for, with or without consideration, any stock or similar security, or any security carrying any warrant, right or option to subscribe to or purchase any shares of capital stock, or any such warrant or right.

EXCHANGE ACT. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

GAAP. "GAAP" shall mean Generally Accepted Accounting Principles, applied on a consistent basis.

GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any:

(a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization that is issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law; or

(b) right under any contract with any Governmental Body.

GOVERNMENTAL BODY. "Governmental Body" shall mean any:

(a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;

(b) federal, state, local, municipal, foreign or other government;

(c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); or

(d) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature, including any court, arbitrator, administrative agency or commissioner, or other governmental authority or instrumentality.

INDEBTEDNESS. "Indebtedness" shall mean any obligation, contingent or otherwise. Any obligation secured by a Lien on, or payable out of the proceeds of, or production from, property of the relevant party will be deemed to be Indebtedness.

INTELLECTUAL PROPERTY. "Intellectual Property" means all industrial and intellectual property, including, without limitation, all U.S. and non-U.S. patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

KNOWLEDGE. A corporation shall be deemed to have "knowledge" of a particular fact or matter only if a director or officer of such corporation has, had or should have had knowledge of such fact or matter.

LAWS. "Laws" means, with respect to any Person, any U.S. or non-U.S. federal, national, state, provincial, local, municipal, international, multinational or other law (including common law), constitution, statute, code, ordinance, rule, regulation or treaty applicable to such Person.

LIEN. "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge, right of first refusal, encumbrance or other adverse claim or interest of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by Law.

MATERIAL ADVERSE EFFECT. "Material Adverse Effect" means any change, effect or circumstance which, individually or in the aggregate, would reasonably be expected to (a) have a material adverse effect on the business, assets, financial condition or results of operations of the affected party, in each case taken as a whole or (b) materially impair the ability of the affected party to perform its obligations under this Agreement and the Transaction Agreements, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, (ii) changes in the United States securities markets generally, or
(iii) changes in general economic, currency exchange rate, political or regulatory conditions in industries in which the affected party operates.

MATERIAL CONTRACT. "Material Contract" means any and all agreements, contracts, arrangements, understandings, leases, commitments or otherwise, providing for potential payments by or to the company in excess of $10,000, and the amendments, supplements and modifications thereto.

ORDER. "Order" shall mean any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Body.

ORDINARY COURSE OF BUSINESS. "Ordinary Course of Business" shall mean an action taken by GALAXY VIEW INTERNATIONAL LTD or SONO if (i) such action is taken in normal operation, consistent with past practices, (ii) such action is not required to be authorized by the Shareholders, Board of Directors or any committee of the Board of the Directors or other governing body of GALAXY VIEW INTERNATIONAL LTD or SONO and (iii) does not require any separate or special authorization or consent of any nature by any Governmental Body or third party.

PERMITTED LIENS. "Permitted Liens" shall mean (a) Liens for Taxes not yet payable or in respect of which the validity thereof is being contested in good faith by appropriate proceedings and for the payment of which the relevant party has made adequate reserves; (b) Liens in respect of pledges or deposits under workmen's compensation laws or similar legislation, carriers, warehousemen, mechanics, laborers and materialmen and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted and for the payment of which the relevant party has made adequate reserves; and (c) statutory Liens incidental to the conduct of the business of the relevant party which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business.

PERSON. "Person" shall mean any individual, Entity or Governmental Body.

PRE-CLOSING PERIOD. "Pre-Closing Period" shall mean the period commencing as of the date of the Agreement and ending on the Closing Date.

PROCEEDING. "Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation, commenced, brought, conducted or heard by or before, or otherwise has involved, any Governmental Body or any arbitrator or arbitration panel.

REGISTRATION RIGHTS AGREEMENT. "Registration Rights Agreement" shall mean an agreement substantially in the form of Exhibit B.

REPRESENTATIVES. "Representatives" of a specified party shall mean officers, directors, employees, attorneys, accountants, advisors and representatives of such party, including, without limitation, all subsidiaries of such specified party, and all such Persons with respect to such subsidiaries. The Related Persons of GALAXY VIEW INTERNATIONAL LTD or SONO shall be deemed to be "Representatives" of GALAXY VIEW INTERNATIONAL LTD or SUNO, as applicable.

SEC. "SEC" shall mean the Securities and Exchange Commission.

SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

TAXES. "Taxes" shall mean all foreign, federal, state or local taxes, charges, fees, levies, imposts, duties and other assessments, as applicable, including, but not limited to, any income, alternative minimum or add-on, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental (including, but not limited to, taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties or additions to tax with respect to any of the foregoing; and "Tax" means any of the foregoing Taxes.

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TAX GROUP. "Tax Group" shall mean any federal, state, local or foreign consolidated, affiliated, combined, unitary or other similar group of which GALAXY VIEW INTERNATIONAL LTD or SONO is now or was formerly a member.

TAX RETURN. "Tax Return" shall mean any return, declaration, report, claim for refund or credit, information return, statement or other similar document filed with any Governmental Body with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof. TRANSACTIONAL AGREEMENTS. "Transactional Agreements" shall mean:

(a) this Agreement; and

(b) the Registration Rights Agreement.

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                                    EXHIBIT B

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                   SCHEDULE 1

                   GALAXY VIEW INTERNATIONAL LTD SHAREHOLDERS

Name                             Number of Shares

chen bo                                 40%
xu dehe                                 30%
wang juhua                              30%

GALAXY VIEW INTERNATIONAL LTD CO., LTD

                                   SCHEDULE 2

           GALAXY VIEW INTERNATIONAL LTD AND SONO DISCLOSURE SCHEDULE

                           COUNTERPART SIGNATURE PAGE

                            SHARE EXCHANGE AGREEMENT
                                      AMONG
                       CHINA DIGITAL COMMUNICATION GROUP,
                     GALAXY VIEW INTERNATIONAL LTD CO., LTD
                  SHENZHEN SONO POWER SUPPLY INDUSTRY CO., LTD.
                       AND THE SHAREHOLDERS NAMED THEREIN

A. The undersigned shareholder of GALAXY VIEW INTERNATIONAL LTD CO., LTD. ("GALAXY VIEW INTERNATIONAL LTD") desires to enter into the Share Exchange Agreement dated March 21, 2006 (the "AGREEMENT"), among CHINA DIGITAL COMMUNICATION GROUP, GALAXY VIEW INTERNATIONAL LTD, SHENZHEN SONO POWER SUPPLY INDUSTRY CO., LTD. ("SUNO") and the Shareholders of GALAXY VIEW INTERNATIONAL LTD named therein, a copy of which has been delivered to the undersigned.

B. The undersigned hereby adopts, accepts and agrees to all of the terms and provisions of the Agreement.

C. This Counterpart Signature Page has been executed by the undersigned Shareholder. The parties to the Agreement are hereby authorized to attach this Counterpart Signature Page to a copy of the Agreement, together with executed Counterpart Signature Pages of the other Shareholders. The undersigned agrees that when this Counterpart Signature Page has been appended to the Agreement, the Agreement shall thereupon become a binding agreement between the undersigned, CHID, GALAXY VIEW INTERNATIONAL LTD, SONO and other Shareholders who have executed similar Counterpart Signature Pages, enforceable against the undersigned in accordance with its terms, without further action by the undersigned.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Counterpart Signature Page as of the 22th day of September 2006.

                                  SHAREHOLDER:

                                       By:

Name: